M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                         BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS

                              NEWPORT OFFICE TOWER
         525 WASHINGTON BLVD., P.O. BOX 260, JERSEY CITY, NJ 07303-0260
        201-459-9500, 800-888-8118, FAX 201-459-9521, www.mhmeyerson.com



Mr. David Bawarsky
Chairman
Quikbiz Internet Group, Inc.
5310 NW 33rd Avenue
Ft. Lauderdale, FL 33309

Dear Mr. Bawarsky:

         THIS AGREEMENT (the "AGREEMENT") is made as of July 14, 1998 between Quikbiz Internet Group, Inc. ("QUIKBIZ") and M.H. Meyerson & Co. Inc. ("MEYERSON").

         In consideration of the mutual covenants contained herein and intending to be legally bound thereby, QUIKBIZ and MEYERSON hereby agree as follows:

         1. MEYERSON will perform investment banking services, on a non-exclusive basis, for QUIKBIZ on the terms set forth below for a period of five years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to QUIKBIZ in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of QUIKBIZ, all with the objective of accomplishing QUIKBIZ's business and financial goals. In each instance, MEYERSON, shall endeavor, subject to market conditions, to assist QUIKBIZ in identifying corporate candidates for merges and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to QUIKBIZ; and to assist in negotiations on behalf of QUIKBIZ. MEYERSON will have the option to perform all financings to be done by QUIKBIZ for as long as this AGREEMENT is in effect. In each instance, MEYERSON will render such services as to which QUIKBIZ and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and QUIKBIZ.

         2. In connection with the performance of this AGREEMENT, MEYERSON and QUIKBIZ shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc.
                  and the Securities and Exchange Commission.

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         3.       In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted five-year Warrants to purchase, at a price of $0.25 per share, a total of 600,000 shares of Common Stock of QUIKBIZ with demand and piggy back registration rights as set forth in paragraph 4 below. Such Warrants ("MEYERSON Warrants") may be exercised at any time from July 14, 1998 to and including July 14, 2003. The MEYERSON Warrants shall vest and become irrevocable immediately upon the signing of this AGREEMENT. In any event after one year from the date of this AGREEMENT, MEYERSON shall have, at MEYERSON's discretion, both a cashless exercise option to exercise the Warrants and rights of registration as described in paragraph 4 below. If the cashless exercise option is exercised, it would be accomplished by surrendering the vested Warrants and replacing them with the equivalent of shares that my be sold under Rule
                  144. The amount of shares of common stock of QUIKBIZ to be issued will be based on the fair market value per share on the date of exercise and shall be valued at the average of the daily closing price for the five consecutive trading days immediately preceding the date of exercise. The presentation of a copy of this AGREEMENT by MEYERSON, together with a request that part or all of the Warrant be exercised and a direction that the appropriate number of shares be withheld to pay the exercise price, shall be deemed to be the surrender of such number of shares for purposes of exercising the cashless exercise option.

         4. At MEYERSON's Option, during the period from July 14, 1998 to July 14, 2003, the holders of at least 51% of : (i) the MEYERSON Warrants not then exercised; and (ii) the shares previously issued upon exercise of any of the MEYERSON Warrants (hereinafter, collectively, the "MEYERSON EQUITY") may demand, on one occasion only, that QUIKBIZ at QUIKBIZ's expense, promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES"). Additionally, if QUIKBIZ during the period from July 14, 1998 to July 14, 2003, files a Registration Statement covering the sale of any of QUIKBIZ's common stock, then QUIKBIZ on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON SHARES, provided that, if the sale of securities by QUIKBIZ is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after the effective date of the underwritten Registration Statement.

         5. In the event QUIKBIZ fails to honor the exercise by MEYERSON of any vested warrants as set forth herein, by failing to deliver the certificate(s) for the underlying shares of common stock to MEYERSON within 10 days after such

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
                  exercise then MEYERSON may take legal action, without further notice to QUIKBIZ to obtain such underlying shares, and QUIKBIZ agrees to pay all damages, costs and expenses incurred by MEYERSON, including reasonable attorneys' fees. In addition to any other damages sustained by MEYERSON as a result of QUIKBIZ's failure to honor such exercise, including any diminution in the value of the underlying shares over time, QUIKBIZ agrees that it will pay MEYERSON interest, at the average prime rate based on New York City banking levels for the prior six months, on the market value of the underlying shares as of the 10th day after the exercise, for the period beginning on the 10th day after the exercise and ending on the day the certificates for the underlying shares are received by MEYERSON.

         6. If QUIKBIZ should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split, a business combination, a recapitalization or merger, the terms of the MEYERSON Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the MEYERSON interest.

         7. The obligation of QUIKBIZ to register the MEYERSON SHARES, including the shares issuable upon the exercise of the MEYERSON Warrants, pursuant to the demand or piggy back registration rights set forth in paragraph 4 above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

         8 QUIKBIZ agrees that, for a period of three (3) years from the date of this AGREEMENT, QUIKBIZ will not utilize the registration exemption set forth in Regulation S under the ACT, nor issue any security with a downward ratchet dilution program without the consent of MEYERSON, which consent will not be unreasonably withheld.

         9. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to QUIKBIZ's transfer agent, together with a request that all or part of the MEYERSON Warrant be exercised and a certified check in the proper amount or a direction, pursuant to the cashless exercise option, that shares be withheld to pay for the exercise, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

         10. Upon the execution of this AGREEMENT, QUIKBIZ shall include in its next annual report and filing the highlights and terms of this investment banking AGREEMENT.

         11. Upon the signing of this AGREEMENT, QUIKBIZ shall provide MEYERSON with 100,000 shares of free trading stock issued under the S-8 Regulation. QUIKBIZ will also furnish MEYERSON with a copy of the current registration statement allowing the issuance of these free trading shares and al letter of

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

                  opinion from QUIKBIZ's securities counsel stating that the shares are free trading. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and QUIKBIZ, arising out of any transactions that are proposed or executed by MEYERSON and consummated by QUIKBIZ, or are executed by MEYERSON at QUIKBIZ's request, during the term of this AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition, MEYERSON shall be reimbursed by QUIKBIZ for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of QUIKBIZ that is approved, in writing, in advance by QUIKBIZ's Chief Executive Officer.

         12. QUIKBIZ agrees to indemnify and hold MEYERSON and its directors, officers, and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON in connection with its rendering services under this AGREEMENT except for any losses, claims, damages liabilities, cost or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct and except that QUIKBIZ shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

         13. MEYERSON agrees to indemnify and hold QUIKBIZ and its directors, officers and employees harmless from and against any and all losses claims, damages, labilities , costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct.

         14. Within 90 days of the date of this AGREEMENT, a representative of MEYERSON will visit the corporate headquarters of QUIKBIZ. QUIKBIZ will submit to MEYERSON a current business plan setting forth how QUIKBIZ plans to proceed over the next two
                  (2) years.

         15. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of QUIKBIZ; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.

         16. This AGREEMENT may not be assigned by either party hereto, except that MEYERSON may assign any or all of its Warrants to its employees, and shall be interpreted in accordance with the laws of the State of New Jersey applicable

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
                  to agreements negotiated, entered into, and performed wholly within the State of New Jersey, and shall be binding upon the successors of the parties. Either party may terminate this AGREEMENT at any time, however, legally vested Warrants will remain with MEYERSON.

         17. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

         18. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver or any succeeding breach of such provision or as a waiver of the provision itself.

         19 Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgment upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgment is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgment may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

         20. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding QUIKBIZ's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President, or Joseph Messina, Vice President, Compliance. If information is being faxed, our confidential compliance fax number is (201) 459-9534 for communication use.

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         IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.


    M.H. Meyerson & Co., Inc.                      Quikbiz Internet Group, Inc.


    By:  s/ Michael Silvestri                      By:s/ David Bawarsky
         --------------------------                   --------------------------
         Michael Silvestri                             David Bawarsky
         President                                     Chairman





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

                            M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                         BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS

                              NEWPORT OFFICE TOWER
         525 WASHINGTON BLVD., P.O. BOX 260, JERSEY CITY, NJ 07303-0260
        201-459-9500, 800-888-8118, FAX 201-459-9521, www.mhmeyerson.com




November 17, 1998

Mr. David Bawarsky
Chairman
Quikbiz Internet Group, Inc.
5310 N.W. 33rd Avenue
Fort Lauderdale, FL 33309

Dear Mr. Bawarsky:

This letter will confirm that pursuant to paragraph 11 of our Investment Banking Agreement between our firms dated July 14, 1998, a $20,000 payment was received as a retainer in lieu of stock.

If you have any questions or comments regarding this matter, please feel free to contact my office.

Sincerely,

M.H. MEYERSON & CO., INC.

s/Michael Silvestri
President


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